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                                                                   Exhibit A

                                JOINT FILING AGREEMENT
                                ----------------------

    In accordance with Rule 13d-1(f) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Global Telecommunication Solutions, Inc. and that this Agreement be included as an Exhibit to such joint filing.

    IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 1st day of August, 1997.



                                            /s/ Eli Oxenhorn
                                            ----------------------------
                                            Eli Oxenhorn


                                            /s/ Seth Oxenhorn
                                            ----------------------------
                                            Seth Oxenhorn


                                            /s/ Abby Oxenhorn
                                            ----------------------------
                                            Abby Oxenhorn